Exhibit 4.20

MUFG Bank of Mitsubishi UFJ

Solution Products Department Administration Group

4-1 Marunouchi Chome, Chiyoda-ku, Tokyo 100-0005, Japan

TO:Yoshitsu Co., Ltd.

Mr. Haga

FAX: 03-5625-0669

Mizuho Bank, Ltd. Kameido Corporate Division, External Relations Section 3

Mr.Tokushige

FAX: 03-3684-1254

Bank of Mitsubishi UFJ, Ltd. Kinshicho Branch, Business Partner Section 3

Mr. Hanamura

FAX: 03-3634-2489

FROM: Solution Products Department, The Bank of Tokyo-Mitsubishi UFJ, Ltd.

ADMINISTRATION GROUP

SUBJECT: Hosokawa

OFFICE: Hamano, Kuriyama

PAGES: 5 Including this mailing

REPRESENTATION TEL: 03-3240-8870

FAX: 03-3212-7578

SUBJECT: TEL: 050-3841- 8339 Administrative TEL: 050-3844-5478, 5487:

“Second Amendment to Term Loan Agreement (Signed Version)”

Thank you for your continued support.

We are writing to inform you of the following Term Loan Agreement (signed by all parties).

Please take this opportunity to review the following Term Loan Agreement (already signed by all parties).

The original custody certificate and the Conformed Copy will be sent separately by mail to.

■ Date of signing : August 26, 2021

■ Borrower : Yoshitsu Co., Ltd.

Yoshitsu Co., Ltd. (20210826)0026356

Term Loan Agreement Second Modification Agreement

Yoshitsu Co., Ltd.(“Borrower”) (the “Lender”), The Bank of Mitsubishi UFJ, Ltd. and Mizuho Bank, Ltd. (the “Agent”), and The Bank of Mitsubishi UFJ, Ltd. in its capacity as agent (the “Agent”). (the “Agent”), in its capacity as agent, hereby announces the following amendments to the Term Loan Agreement dated August 26, 2021 (as amended, the “Original Agreement”) among the Borrower, all Lenders, and the Agent. (the “Borrower”), all Lenders and the Agent (the ‘Agents’), as amended by this Second Amendment to Term Loan Agreement (the “Agreement”). The term loan agreement is hereinafter referred to as the “Term Loan Agreement”. Terms used in this Agreement shall have the meanings ascribed to them in the Original Agreement, unless otherwise defined herein.

Article 1 Amendment to Original Agreement

All parties hereto amend Schedule 2 (Repayment Schedule) attached to the Original Agreement as follows:

Description

Repayment Schedule

Principal repayment date	Principal repayment amount (before change)	Principal repayment amount (after change)
End of Jun 2024	¥21,000,000	¥0
End of Sep 2024	¥21,000,000	¥0
End of Dec 2024	¥21,000,000	¥21,000,000
End of Mar 2025	¥21,000,000	¥21,000,000
End of Jun 2025	¥21,000,000	¥21,000,000
End of Sep 2025	¥21,000,000	¥21,000,000
End of Dec 2025	¥21,000,000	¥21,000,000
End of Mar 2026	¥21,000,000	¥21,000,000
End of Jun 2026	¥21,000,000	¥21,000,000
End of Aug 2026	¥441,000,000	¥483,000,000

Article 2 Effect of Other Provisions of Original Agreement

Each provision of the Original Agreement, other than as provided in Article 1 hereof, shall remain in force and effect.

Article 3 Effective Date of this Agreement

This Agreement shall be effective as of the date hereof.

Second Amendment to Term Loan Agreement for Yoshitsu Co., Ltd. dated June 25, 2024

(Original Agreement : Term Loan Agreement dated August 26, 2021)

In witness whereof, all parties to this Agreement execute and deliver one (1) original copy of this Agreement, which shall be signed or otherwise stamped with their names and seals, and such original copy shall be retained by Agent. Each of the other parties hereto shall receive a copy from the Agent.

June 25, 2024

Borrower (address and name and seal):

5-9, Koto-bashi 2-chome, Sumida-ku, Tokyo 130-0022, Japan

Yoshitsu Co., Ltd.

Mei Kanayama, Representative Director

(Yoshitsu Trading Co.,Ltd)

Second Amendment to Term Loan Agreement for Yoshitsu Co., Ltd. dated June 25, 2024

(Original Agreement:August 26, 2021 Term Loan Agreement dated June 25, 2024)

Lender and Agent (address and name and seal):

Junichi Hanzawa, Representative Director, Mitsubishi UFJ Bank Limited 7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo

(Mitsubishi UFJ Bank Limited)

Lender (address, name and seal):

1Chome 39-10, Kameido, Koto-ku, Tokyo Mizuho Bank, Ltd.

(Mizuho Bank, Ltd.)